SUB-ITEM 77C: Submission of matter to a vote of security holders

(a)            Date of meeting and whether it was an annual or special meeting:

	Shareholders Entitled To Vote	Date of Meeting	Annual/Special Meeting
1	Shareholders of the Curian Variable Series Trust (Proposals 1 and 2); Shareholders of the Curian Long Short Credit Fund (Proposal 3)	4/2/15	Special
2	Shareholders of the Curian Guidance – Alt 100 Conservative Fund	4/2/15	Special
3	Shareholders of the Curian Guidance – International Conservative Fund	4/2/15	Special
4	Shareholders of the Curian Guidance – International Moderate Fund	4/2/15	Special
5	Shareholders of the Curian Guidance – International Growth Fund	4/2/15	Special
6	Shareholders of the Curian/UBS Global Long Short Fixed Income Opportunities Fund	4/2/15	Special
7	Shareholders of the Curian/PineBridge Merger Arbitrage Fund	4/2/15	Special
8	Shareholders of the Curian Guidance – Institutional Alt 65 Fund	4/2/15	Special
9	Shareholders of the Curian Dynamic Risk Advantage – Growth Fund	4/2/15	Special
10	Shareholders of the Curian Dynamic Risk Advantage – Income Fund	4/2/15	Special
11	Shareholders of the Curian Dynamic Risk Advantage – Diversified Fund	4/2/15	Special
12	Shareholders of the Curian/Aberdeen Latin America Fund	4/2/15	Special
13	Shareholders of the Curian/Ashmore Emerging Market Small Cap Equity Fund	4/2/15	Special
14	Shareholders of the Curian/Baring International Fixed Income Fund	4/2/15	Special
15	Shareholders of the Curian/CenterSquare International Real Estate Securities Fund	4/2/15	Special
16	Shareholders of the Curian/Schroder Emerging Europe Fund	4/2/15	Special

(b)	If a meeting involved the election of Directors, state the names of each director elected at the meeting and the names of all other directors now in office

The following Directors were elected at the Special Meeting of Shareholders of the Curian Variable Series Trust on April 2, 2015:

Name	Independent/Interested	Trustee Status at Time of Meeting
David W. Agostine	Independent Trustee	Incumbent
Gregory P. Contillo	Independent Trustee	Incumbent
Dylan E. Taylor	Independent Trustee	Incumbent
Mark S. Wehrle	Independent Trustee	Incumbent
Scot T. Wetzel	Independent Trustee	Incumbent
Mark D. Nerud	Interested Trustee	Nominee

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter:

	Special Meetings Held on April 2, 2015	Affirmative Votes	Votes Against/ Withheld	Abstentions
1	Shareholders of the Curian Variable Series Trust
	Proposal 1: Election of Directors
	David W. Agostine	783,586,842.094	28,206,044.354	0.000
	Gregory P. Contillo	783,355,502.021	28,437,384.427	0.000
	Dylan E. Taylor	783,981,084.277	27,811,802.171	0.000
	Mark S. Wehrle	784,371,566.407	27,421,320.041	0.000
	Scot T. Wetzel	783,322,571.927	28,470,314.521	0.000
	Mark D. Nerud	783,195,265.270	28,597,621.178	0.000

	Proposal 2: Approval of New Investment Advisory and Management Agreement with Jackson National Asset Management, LLC ("JNAM")
	Curian Dynamic Risk Advantage – Diversified Fund	22,611,528.350	123,103.388	3,740,477.926
	Curian Dynamic Risk Advantage – Growth Fund	5,992,225.330	68,724.689	665,020.432
	Curian Dynamic Risk Advantage – Income Fund	14,934,168.931	436,549.597	1,670,143.742
	Curian Focused International Equity Fund	15,840,799.344	1,118,161.175	5,515,686.351
	Curian Focused U.S. Equity Fund	7,289,931.198	6.714	65,203.388
	Curian Guidance – Alt 100 Conservative Fund	3,361,473.079	158,606.232	152,687.512
	Curian Guidance – Alt 100 Growth Fund	9,424,477.062	161,899.368	958,164.378
	Curian Guidance – Alt 100 Moderate Fund	29,824,514.964	553,379.615	2,488,960.946
	Curian Guidance – Conservative Fund	8,646,408.799	502,777.613	826,148.858
	Curian Guidance – Equity 100 Fund	5,784,552.293	9,922.562	586,075.155
	Curian Guidance – Equity Income Fund	5,146,611.904	127,754.795	345,567.293
	Curian Guidance – Fixed Income 100 Fund	3,827,817.216	4,820.585	356,717.319
	Curian Guidance – Growth Fund	13,009,750.228	180,861.812	1,991,954.796
	Curian Guidance – Institutional Alt 65 Fund	10,345,557.373	519,543.617	652,517.520
	Curian Guidance – Interest Rate Opportunities Fund	4,630,271.913	32,721.671	528,841.491
	Curian Guidance – International Conservative Fund	420,069.140	1,373.594	109,921.946
	Curian Guidance – International Growth Fund	783,226.225	1,505.268	63,352.148
	Curian Guidance – International Moderate Fund	1,000,866.085	16,047.426	151,682.580
	Curian Guidance – Maximum Growth Fund	8,563,143.638	625,389.860	474,490.096
	Curian Guidance – Moderate Fund	27,929,707.075	649,055.139	2,076,500.925
	Curian Guidance – Moderate Growth Fund	38,066,035.058	604,545.698	3,906,163.182
	Curian Guidance – Multi-Strategy Income Fund	3,435,517.269	36,313.329	688,886.138
	Curian Guidance – Real Assets Fund	890,265.115	300.043	292,981.636
	Curian Guidance – Tactical Maximum Growth Fund	7,811,219.008	318,509.344	208,900.987
	Curian Guidance – Tactical Moderate Growth Fund	23,763,162.780	413,481.251	1,919,191.229
	Curian Long Short Credit Fund	29,862,309.005	464,453.994	3,670,030.235
	Curian Tactical Advantage 35 Fund	4,324,544.689	61,688.615	234,794.785
	Curian Tactical Advantage 60 Fund	9,013,217.319	280,265.558	862,172.820
	Curian Tactical Advantage 75 Fund	7,781,116.629	164,433.425	502,677.701
	Curian/Aberdeen Latin America Fund	1,117,109.672	49,984.913	70,346.560
	Curian/American Funds® Global Growth Fund	3,218,601.218	18,394.398	116,001.554
	Curian/American Funds® Growth Fund	6,676,469.627	32,363.112	415,804.169
	Curian/AQR Risk Parity Fund	17,517,353.205	692,399.674	1,311,386.749
	Curian/Ashmore Emerging Market Small Cap Equity Fund	2,009,653.732	38,589.686	389,716.914
	Curian/Baring International Fixed Income Fund	2,564,833.557	2,215.736	94,105.383
	Curian/BlackRock Global Long Short Credit Fund	32,013,303.391	837,856.786	3,269,051.153
	Curian/CenterSquare International Real Estate Securities Fund	2,026,073.894	42,770.476	187,984.279
	Curian/DFA U.S. Micro Cap Fund	5,671,354.361	61,728.159	454,629.028
	Curian/DoubleLine® Total Return Fund	111,331,755.562	820,122.606	7,613,259.603
	Curian/Eaton Vance Global Macro Absolute Return Advantage Fund	43,074,215.175	341,692.682	1,664,086.938
	Curian/Epoch Global Shareholder Yield Fund	4,881,217.408	103,698.510	411,503.572
	Curian/FAMCO Flex Core Covered Call Fund	17,345,318.960	409,385.690	1,512,680.003
	Curian/Franklin Templeton Frontier Markets Fund	4,879,086.801	52,719.665	214,414.665
	Curian/Franklin Templeton Natural Resources Fund	7,689,470.259	50,693.404	660,108.190
	Curian/Lazard International Strategic Equity Fund	10,552,510.754	300,797.933	422,551.985
	Curian/Neuberger Berman Currency Fund	16,966,955.144	309,956.612	1,692,428.469
	Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund	20,284,984.001	181,253.794	2,136,850.676
	Curian/Nicholas Convertible Arbitrage Fund	34,866,445.459	1,034,662.448	3,742,472.211
	Curian/PIMCO Credit Income Fund	11,394,720.504	150,181.257	757,364.962
	Curian/PineBridge Merger Arbitrage Fund	7,620,089.823	160,042.117	694,704.288
	Curian/Schroder Emerging Europe Fund	1,547,605.733	63,773.027	262,275.368
	Curian/T. Rowe Price Capital Appreciation Fund	11,315,845.645	271,792.101	723,624.527
	Curian/The Boston Company Equity Income Fund	3,840,171.009	39,332.507	407,858.833
	Curian/UBS Global Long Short Fixed Income Opportunities Fund	13,999,979.930	10,985.762	1,069,039.968
	Curian/Van Eck International Gold Fund	12,342,718.785	126,255.481	890,547.748

	Proposal 3: Approval of New Investment Sub-Advisory Agreement between JNAM and PPM America, Inc.
	Shareholders of the Curian Long Short Credit Fund	29,304,942.643	781,093.398	3,910,757.193

2	Shareholders of the Curian Guidance – Alt 100 Conservative Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the Curian Guidance – Alt 100 Moderate Fund	3,353,082.380	111,439.788	208,244.655

3	Shareholders of the Curian Guidance – International Conservative Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the Curian Guidance – Conservative Fund	481,717.441	1,641.584	48,005.656

4	Shareholders of the Curian Guidance – International Moderate Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the Curian Guidance – Moderate Fund	958,717.147	35,147.024	174,731.920

5	Shareholders of the Curian Guidance – International Growth Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the Curian Guidance – Growth Fund	802,819.733	11,916.448	33,347.460

6	Shareholders of the Curian/UBS Global Long Short Fixed Income Opportunities Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the Curian/BlackRock Global Long Short Credit Fund	13,962,194.924	39,078.039	1,078,732.697

7	Shareholders of the Curian/PineBridge Merger Arbitrage Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the Curian/Nicholas Convertible Arbitrage Fund	7,626,702.504	288,628.243	559,505.481

8	Shareholders of the Curian Guidance – Institutional Alt 65 Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the JNL Institutional Alt 65 Fund, a series of the JNL Series Trust	9,723,503.141	673,314.727	1,120,800.643

9	Shareholders of the Curian Dynamic Risk Advantage – Growth Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the JNL/MMRS Moderate Fund, a series of the JNL Series Trust	6,079,418.155	24,260.215	622,292.081

10	Shareholders of the Curian Dynamic Risk Advantage – Income Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the JNL/MMRS Conservative Fund, a series of the JNL Series Trust	15,464,174.421	553,983.220	1,022,704.628

11	Shareholders of the Curian Dynamic Risk Advantage – Diversified Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the JNL/MMRS Conservative Fund, a series of the JNL Series Trust	23,150,557.919	669,207.564	2,655,344.181

12	Shareholders of the Curian/Aberdeen Latin America Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the JNL/Lazard Emerging Markets Fund, a series of the JNL Series Trust	1,136,708.374	62,732.165	38,000.607

13	Shareholders of the Curian/Ashmore Emerging Market Small Cap Equity Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the JNL/Lazard Emerging Markets Fund, a series of the JNL Series Trust	2,127,769.789	9,959.246	300,231.298

14	Shareholders of the Curian/Baring International Fixed Income Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the JNL/Franklin Templeton Global Multisector Bond Fund, a series of the JNL Series Trust	2,571,570.726	19,967.426	69,616.523

15	Shareholders of the Curian/CenterSquare International Real Estate Securities Fund Approval of the Plan of Reorganization for the reorganization of the Fund into JNL/Invesco Global Real Estate Fund, a series of the JNL Series Trust	2,053,120.491	32,838.343	170,869.815

16	Shareholders of the Curian/Schroder Emerging Europe Fund Approval of the Plan of Reorganization for the reorganization of the Fund into the JNL/Lazard Emerging Markets Fund, a series of the JNL Series Trust	1,714,101.025	24,782.998	134,770.104

(d)	Not Applicable.